                                    FORM 8-A


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               D.R. HORTON, INC.
               Co-Registrants are listed on the signature pages.
            (Exact name of registrant as specified in its charter)

         Delaware                                               75-2386963
  (State of incorporation                                    (I.R.S. Employer
      or organization)                                    Identification Number)

1901 Ascension Boulevard, Suite 100, Arlington, TX                 76006
(Address of principal executive offices)                         (Zip Code)

          Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                     Name of exchange on which
        to be so registered                     each class is to be registered
        -------------------                     ------------------------------
        8% Senior Notes due 2009 of             New York Stock Exchange
        the Registrant, together with
        Guarantees of such Senior Notes
        by direct and indirect Subsidiaries
        of the Registrant

If this Form relates to the registration of a class of securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

Item 1.   Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of Debt Securities" in the Registrant's Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-57193), filed with the Securities and Exchange Commission (the "Commission") on June 30, 1998, and the section captioned "Description of Notes" in Registrant's Prospectus Supplement dated February 1, 1999, filed or to be filed pursuant to Rule 424(b) and incorporated by reference therein, is incorporated herein by reference.

Item 2.   Exhibits.

1. Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, relating to Senior Debt Securities, is incorporated herein by reference from Exhibit 4.1(a) to the Registrant's Registration Statement on Form S-3 (Registration No. 333-27521) filed with the Commission on May 21, 1997.

2. First Supplemental Indenture, dated as of June 9, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, is incorporated by reference from Exhibit 4.1 to the Registrant's Form 8-K/A dated April 1, 1997, filed with the Commission on June 6, 1997.

3. Second Supplemental Indenture, dated as of September 30, 1997, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, is incorporated by reference from Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the Commission on December 8, 1997.

4. Third Supplemental Indenture, dated as of April 17, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, is incorporated by reference from Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with Commission on May 14, 1998.

5. Fourth Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, is incorporated by reference from Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with Commission on May 14, 1998.

6. Fifth Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, is incorporated herein by reference from Exhibit
     4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission on December 10, 1998.

7. Sixth Supplemental Indenture, dated as of February 4, 1999, among the Registrant, the guarantors named therein and American Stock Transfer & Trust Company, as Trustee, relating to the 8% Senior Notes due 2009, including the form of the Registrant's 8% Senior Notes due 2009, is incorporated herein by reference from Exhibit 4.1 to the Registrant's Form 8-K filed with the Commission on February 2, 1999.

8. Indenture dated as of April 15, 1996 between Continental Homes Holding Corp. ("Continental") and First Union National Bank, as Trustee, is incorporated herein by reference from Exhibit 4.1 to

     Continental's Annual Report on Form 10-K for the year ended May 31, 1996. The Commission file number for Continental is 1-10700.

9. First Supplemental Indenture, dated as of April 20, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee, is incorporated by reference from Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed with the Commission on May 14, 1998.

10. Second Supplemental Indenture, dated as of August 31, 1998, among the Registrant, the guarantors named therein and First Union National Bank, as Trustee, is incorporated herein by reference from Exhibit 4.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed with the Commission on December 10, 1998.

11. Master Loan and Inter-Creditor Agreement dated as of April 21, 1998, among D.R. Horton, Inc., as a Borrower; Nationsbank, N.A., Bank of America National Trust and Savings Association, Fleet National Bank, Bank United, Comerica Bank, Credit Lyonnais New York Branch, Societe Generale, Southwest Agency, The First National Bank of Chicago, PNC Bank, National Association, Amsouth Bank, Bank One, Arizona, NA, First American Bank Texas, SSB, Harris Trust and Savings Bank, Sanwa Bank California, Norwest Bank Arizona, National Association and Summit Bank, as Banks; and Nationsbank, N.A., as Administrative Agent, is incorporated by reference from Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 6, 1998.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant and the Co-Registrants named below have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized, on this 2nd day of February, 1999.

D.R. HORTON, INC.


By:  /s/ D.R. HORTON
     ----------------------------
     Donald R. Horton
Its: Chairman of the Board

CO-REGISTRANTS:
DRHI, Inc.
Meadows I, Ltd.
Meadows II, Ltd.
Meadows IX, Inc.
Meadows X, Inc.
D.R. Horton, Inc.-Birmingham
D.R. Horton, Inc.-Denver
D.R. Horton, Inc.-Greensboro
D.R. Horton, Inc.-Louisville
D.R. Horton, Inc.-Minnesota
D.R. Horton, Inc.-New Jersey
D.R. Horton, Inc.-Portland
D.R. Horton, Inc.-Sacramento
D.R. Horton, Inc.-Torrey
D.R. Horton San Diego Holding Company, Inc.
D.R. Horton Los Angeles Holding Company, Inc.
D.R. Horton Los Angeles Management Company, Inc.
D.R. Horton San Diego Management Company, Inc.
DRH Construction, Inc.
S. G. Torrey Atlanta, Ltd.
DRH Cambridge Homes, Inc. (formerly D.R. Horton
     Sacramento Management Company, Inc.)
C. Richard Dobson Builders, Inc.
Land Development, Inc.
DRH Tucson Construction, Inc.
Continental Homes, Inc.
KDB Homes, Inc.
L&W Investments, Inc.
Continental Ranch, Inc.
Continental Homes of Florida, Inc.
CHI Construction Company
CHTEX of Texas, Inc.
CH Investments of Texas, Inc.


By: /s/ David J. Keller
    ------------------------------
    Name:  David J. Keller
    Title: Treasurer


SGS COMMUNITIES AT GRANDE QUAY, LLC

By:  Meadows IX, Inc., a member


     By: /s/ David J. Keller
         ------------------------------
         Name:  David J. Keller
         Title: Treasurer


and

By:  Meadows X, Inc., a member

     By: /s/ David J. Keller
         -------------------------
         Name:  David J. Keller
         Title: Treasurer

D.R. HORTON MANAGEMENT COMPANY, LTD.
D.R. HORTON - TEXAS, LTD.

By:  Meadows I, Ltd.,
     its general partner


     By: /s/ David J. Keller
         -------------------------
         Name:  David J. Keller
         Title: Treasurer

CONTINENTAL HOMES OF TEXAS, L.P.

By:  CHTEX of Texas, Inc.,
     its general partner


     By: /s/ David J. Keller
        -------------------------------
        Name:  David J. Keller
        Title: Treasurer